Exhibit 99.1

The Metals Company Provides Second Quarter 2023
Corporate Update and Commentary on ~$27 Million Capital Raise at $2.00
Per Share with Potential Upsizing to $38 Million

NEW YORK, August 14, 2023 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and financial results for the second quarter ending June 30, 2023.

Q2 2023 Financial Highlights

•	Net loss of $14.1 million and per share amount of $0.05 for the quarter ended June 30, 2023
•	Total cash of approximately $20.0 million at June 30, 2023

Registered Direct Offering

•	Registered Direct Offering at a price of $2.00, a premium of 82% to the TMC closing share price on August 11, with expected gross proceeds of approximately $27 million based on existing commitments
•	The Registered Direct Offering on significantly above-market standard terms is led by largest TMC shareholder ERAS Capital, strategic partner Allseas, and several institutional investors. Chairman and CEO Gerard Barron and CFO Craig Shesky along with several TMC board members also participated in the transaction.
•	The transaction includes warrant coverage of 50% (1 warrant for every 2 common shares purchased) with a warrant strike price of $3.00 per share
•	Warrants contain a call provision which forces exercise if the 30-day volume weighted-average price (“VWAP”) of TMC shares exceeds $6.50, as well as an anti-dilution mechanism in which the exercise price resets lower if the Company were to issue equity below $2.00 per share
•	Two institutional investors and their designees can elect to increase commitments in this transaction at the same terms upon written notice to the Company on or before September 15 in an aggregate additional amount of $11 million, if the closing TMC share price on trading day immediately prior to such notice is $3.00 per share or less

Gerard Barron, TMC Chairman and CEO, commented: “Raising capital in volatile markets is not an easy task. However, the size, the quality and the value of our resource portfolio combined with the determination of our team to responsibly develop this resource have helped us attract a diverse range of shareholders who recognize the significant upside of this asset. We are grateful to our director and largest shareholder, Andrei Karkar, through his family office ERAS Capital and to our offshore partner and shareholder, Allseas, for their unwavering support. We are also delighted to see several institutional investors participate in this financing round. I’d also like to thank our board of directors and management for participating in this financing, demonstrating a show of faith in our future.”

Craig Shesky, Chief Financial Officer of The Metals Company, commented: “In the current market, the vast majority of follow-on offerings are issued at discounts to the current share price, but we believe a premium is warranted given that the asset we are developing is world-class, needle-moving and transformational. This transaction is an important step on the path to unlocking the asset’s true value as we approach potential first production.”

Operational Highlights

•	Corporate update on application timeline and costs, increased production capacity: In August 2023, TMC provided a corporate update on expected project development timeline, production capacity and application costs for its NORI Area D Nodule Project following the recent International Seabed Authority (ISA) Council decisions on a roadmap to deliver final rules, regulations and procedures, also known as the Mining Code. TMC subsidiary Nauru Ocean Resources Inc. (NORI) intends to submit an application to the ISA for an exploitation contract for NORI Area D following the July 2024 meeting of the ISA. Assuming a one-year review process, NORI expects to be in commercial production in the fourth quarter of 2025 if the application is approved. NORI and strategic partner Allseas plan for an increased production capacity for the Project Zero Offshore System, using the Hidden Gem vessel, from an estimated 1.3 million wet tonnes to an estimated 3.0 million wet tonnes per annum, a potential increase of 130%.

•	Publication of NORI Data to Ocean Biodiversity Information System: In July 2023, TMC announced that data from two offshore environmental research campaigns conducted by NORI has been published by the International Seabed Authority to the Ocean Biodiversity Information System (OBIS), the world’s largest scientific knowledge base on the diversity, distribution and abundance of marine organisms. NORI is now the single largest contributor of biological occurrence data to the OBIS ISA-node, providing approximately 60% of all records. With much more data to be submitted, we expect NORI Area D will be one of the most highly-characterized deep-sea areas in the region that hosts approximately 90% of all nodule exploration.

Industry Update

•	International Seabed Authority: The ISA Council concluded Part II of its 28th Session in Kingston, Jamaica, where there was a high level of motivation and collaboration between Member States who made significant progress on the Mining Code for commercial production and agreed by consensus a roadmap to continue the elaboration of the Mining Code during formal sessions in November 2023, March 2024 and July 2024 and informal intersessional working groups.

•	House leaders’ letter to Biden Administration and NDAA focus on nodules: In July 2023, TMC welcomed a letter from U.S. Congressional leaders and several members of the U.S. House of Representatives Armed Services Committee urging the Biden Administration and the Department of Defense to assess domestic processing of seafloor polymetallic nodules as a means to secure key energy transition metals and “close national security vulnerabilities.” In June 2023, TMC welcomed the inclusion of polymetallic nodules in a report requested by the House Armed Services Committee to the Assistant Secretary of Defense for Industrial Base Policy under the National Defense Authorization Act (“NDAA”) which was passed by the House on July 14, 2023. Entitled “H.R. 2670 – National Defense Authorization Act for Fiscal Year 2024; and H.R. 1282 – Major Richard Star Act”, the U.S. House Armed Services request under the NDAA includes a “roadmap recommending how the United States can have the ability to source and/or process critical minerals in innovative arenas, such as deep-sea mining, to decrease reliance on sources from foreign adversaries and bolster domestic competencies.”

Financial Results Overview

At June 30, 2023, TMC held cash of $20.0 million and held no debt. We believe that our cash on hand, the expected net proceeds from the registered direct offering and borrowing availability under our recently amended and extended credit facility with an affiliate of Allseas will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

TMC reported net loss of approximately $14.1 million, or $0.05 per share for the quarter ended June 30, 2023, compared to net loss of $12.4 million, or $0.05 per share, for the quarter ended June 30, 2022. The net loss in Q2 2022 includes a credit of $5.7 million from the reduction in our warrants liability, while Q2 2023 reflects a charge of $0.8 million for the increase in our warrants liability. Exploration evaluation expenses during the quarter ended June 30, 2023 were $8.1 million compared to $10.2 million for the quarter ended June 30, 2022. General and administrative expenses were $5.1 million for the quarter ended June 30, 2023 compared to $8.1 million for the quarter ended June 30, 2022. The lower spending in the second quarter of 2023 reflect lower share-based compensation, as options with specific market capitalization vesting conditions were fully amortized in 2022, and lower spending on the PMTS as the collector test was completed in November 2022, offset by an increase in prefeasibility study spending and an increase in mining, technological and process development due to the engineering work which commenced in the fourth quarter of 2022.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, first quarter financial results and upcoming milestones.

Second Quarter 2023 Conference Call Details

Date:	Monday, August 14, 2023
Time:	4:30 pm ET
Audio-only Dial-in:	Register Here
Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga. More information is available at www.metals.co.

More info

Media | media@metals.co

Investors | investors@metals.co

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to TMC’s current expectations and projections related to its financial condition and business outlook, how long TMC’s cash and liquidity will fund operations, the adoption of final regulations by the ISA, including the timing and content thereof, TMC’s expectations with respect to filing an application for an exploitation contract or an application for a plan of work for exploitation with the ISA and the timing and content thereof, Allseas and NORI’s plans for the development of the commercial offshore system, the timing, terms, and amount of proceeds from the recently announced registered direct offering. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:TMC’s ability to satisfy the closing conditions in the securities purchase agreement for the registered direct offering; the risk that the investors will not exercise the warrants issued or issuable as part of the registered direct offering; TMC’s strategies and future financial performance; the ISA’s ability to timely adopt the Mining Code and/or willingness to review and/or approve a plan of work for exploitation under the United Nations Convention on the Laws of the Sea (UNCLOS); TMC’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject, including the terms of the final Mining Code, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; TMC’s ability to successfully enter into binding agreements with Allseas Group S.A. and other parties in which it is in discussions, if any; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas Group S.A.’s expected development efforts with respect to the Project Zero offshore system; TMC’s dependence on Allseas Group S.A.; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history, limited cash resources and need for additional financing; risks associated with TMC’s intellectual property; Low Carbon Royalties’ limited operating history; and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 27, 2023, and in TMC’s other future filings with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

(Unaudited)

	As at June 30, 2023	As at December 31, 2022
ASSETS
Current
Cash	$20,006	$46,842
Receivables and prepayments	1,637	2,760
	21,643	49,602
Non-current
Exploration contracts	42,900	43,150
Equipment	1,970	2,025
Investment	8,644	-
	53,514	45,175

TOTAL ASSETS	$75,157	$94,777

LIABILITIES
Current
Accounts payable and accrued liabilities	18,113	41,614
	18,113	41,614
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	2,314	983
TOTAL LIABILITIES	$31,102	$53,272

EQUITY
Common shares (unlimited shares, no par value – issued: 281,136,415 (December 31, 2022 – 266,812,131))	345,775	332,882
Special Shares	-	-
Additional paid in capital	188,722	184,960
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(489,226)	(475,121)
TOTAL EQUITY	44,055	41,505

TOTAL LIABILITIES AND EQUITY	$75,157	$94,777

TMC the metals company Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss (in thousands of US Dollars, except share and per share amounts) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022(1)
Operating expenses
Exploration and evaluation expenses	$8,098	$10,241	$15,267	$17,678
General and administrative expenses	5,131	8,087	11,345	16,557
Operating loss	13,229	18,328	26,612	34,235

Other items
Equity-accounted investment loss	137	-	356	-
Gain on disposition of asset	-	-	(13,750)	-
Change in fair value of warrants liability	787	(5,730)	1,331	(542)
Foreign exchange loss (gain)	23	(22)	52	-
Interest income	(319)	(192)	(773)	(192)
Fees and interest on credit facility	250	-	277	-

Net Loss and comprehensive loss for the period	$14,107	$12,384	$14,105	$33,501

Net Loss per share
- basic and diluted	$0.05	$0.05	$0.05	$0.15

Weighted average number of common shares outstanding – basic and diluted	281,323,151	227,119,216	276,702,050	226,600,186

(1) The comparative figures in exploration and evaluation expenses and general and administrative expenses have been adjusted to conform to the current period’s presentation.

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity
(in thousands of US Dollars, except share amounts)
(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended June 30, 2023	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
March 31, 2023	280,618,285	$345,090	$-	$-	$186,796	$(1,216)	$(475,119)	$55,551
Conversion of restricted share units, net of shares withheld for taxes	434,558	591	-	-	(561)	-	-	30
Share purchase under Employee Share Purchase Plan	83,572	94	-	-	(45)	-	-	49
Share-based compensation	-	-	-	-	2,532	-	-	2,532
Loss for the period	-	-	-	-	-	-	(14,107)	(14,107)
June 30, 2023	281,136,415	$345,775	$-	$-	$188,722	$(1,216)	$(489,226)	$44,055

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended June 30, 2022	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
March 31, 2022	226,780,843	$298,263	$-	$-	$107,952	$(1,216)	$(325,274)	$79,725
Exercise of stock options	18,461	22	-	-	(10)	-	-	12
Conversion of restricted share units, net of shares withheld for taxes	316,725	705	-	-	(705)	-	-	-
Share purchase under Employee Share Purchase Plan	42,426	66	-	-	(10)	-	-	56
Share-based compensation	-	-	-	-	6,305	-	-	6,305
Expenses to be settled in share-based payments	-	-	-	-	(45)	-	-	(45)
Loss for the period	-	-	-	-	-	-	(12,384)	(12,384)
June 30, 2022	227,158,455	$299,056	$-	$-	$113,487	$(1,216)	$(337,658)	$73,669

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity
(in thousands of US Dollars, except share amounts)
(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Six months ended June 30, 2023	Shares	Amount	Share	Shares	Capital	Loss	Deficit	Total
December 31, 2022	266,812,131	$332,882	$-	$-	$184,960	$(1,216)	$(475,121)	$41,505
Conversion of restricted share units, net of shares withheld for taxes	3,390,712	3,405	-	-	(3,375)	-	-	30
Share purchase under Employee Share Purchase Plan	83,572	94	-	-	(45)	-	-	49
Expenses settled with share-based payments	-	-	-	-	2,875	-	-	2,875
Shares issued to Allseas	10,850,000	9,394	-	-	-	-	-	9,394
Share-based compensation	-	-	-	-	4,307	-	-	4,307
Loss for the period	-	-	-	-	-	-	(14,105)	(14,105)
June 30, 2023	281,136,415	$345,775	$-	$-	188,722	$(1,216)	$(489,226)	$44,055

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Six months ended June 30, 2022	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
December 31, 2021	225,432,493	$296,051	$-	$-	$102,073	$(1,216)	$(304,157)	$92,751
Exercise of stock options	18,461	22	-	-	(10)	-	-	12
Conversion of restricted share units, net of shares withheld for taxes	1,665,075	2,917	-	-	(2,995)	-	-	(78)
Share purchase under Employee Share Purchase Plan	42,426	66	-	-	(10)	-	-	56
Share-based compensation	-	-	-	-	14,429	-	-	14,429
Loss for the period	-	-	-	-	-	-	(33,501)	(33,501)
June 30, 2022	227,158,455	$299,056	$-	$-	113,487	$(1,216)	$(337,658)	$73,669

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows
(in thousands of US Dollars)
(Unaudited)

	Six months ended June 30,	Six months ended June 30,
	2023	2022
Cash provided by (used in)

Operating activities
Loss for the period	$(14,105)	$(33,501)
Items not affecting cash:
Amortization	175	189
Expenses settled with share-based payments	4,307	12,746
Equity-accounted investment loss	356	-
Change in fair value of warrants liability	1,331	(542)
Gain on disposition of asset	(13,750)	-
Unrealized foreign exchange	(17)	29
Changes in working capital:
Receivables and prepayments	1,123	(1,089)
Accounts payable and accrued liabilities	(11,277)	(15,955)
Net cash used in operating activities	(31,857)	(38,123)

Investing activities
Cash received from investment in Low Carbon Royalties	5,000	-
Acquisition of equipment	(75)	(452)
Net cash provided by (used in) investing activities	4,925	(452)

Financing activities
Proceeds from employee stock plans	49	56
Proceeds from exercise of stock options	-	12
Proceeds from issuance of shares	30	-
Taxes withheld and paid on share-based compensation	-	(78)
Net cash provided by (used in) financing activities	79	(10)

Decrease in cash	$(26,853)	$(38,585)
Impact of exchange rate changes on cash	17	(29)
Cash - beginning of period	46,842	84,873
Cash - end of period	$20,006	$46,259